UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: April 10, 2006

HEALTHBRIDGE, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 10, 2006, Healthbridge, Inc., (“Healthbridge”) entered into a Securities Exchange Agreement (“Securities Agreement”) with Providence Exploration, LLC (“Providence”) and the membership unit holders of Providence. Providence is an oil and gas exploration company headquartered in Dallas, Texas with oil, gas and mineral lease hold interests in Comanche, Hamilton and Val Verde Counties, Texas.

Healthbridge intends to acquire Providence and its wholly owned subsidiaries in a stock for ownership exchange. The Securities Agreement requires the exchange of 4,286,330 shares of Healthbridge’s common stock for all 1,250,000 of the issued and outstanding membership units of Providence. Healthbridge expects to close this transaction, subject to shareholder approval, on June 9, 2006. The closing is further conditioned upon Healthbridge’s commitment to loan Providence up to $5,000,000 of which $4,200,000 has been loaned to date.

On April 10, 2006, Healthbridge entered into a Note Exchange Agreement (“Note Agreement”) with the holders of certain promissory notes issued by Providence whereby Healthbridge intends to acquire the outstanding promissory notes from the note holders in exchange for 12,213,670 shares of Healthbridge’s common stock, to be distributed to the note holders as detailed in the Note Agreement. Healthbridge expects to close this transaction, subject to shareholder approval, on June 9, 2006. The closing is further conditioned upon simultaneous closing with the Securities Agreement.

Markus Mueller, one of the note holders to exchange his promissory note for shares pursuant to the Note Agreement, is a director of Healthbridge. Mr. Mueller will be entitled to 2,160,949 shares of Healthbridge on closing of the Note Exchange.

ITEM 7.01           REGULATION FD DISCLOSURE

The information contained herein includes a press release dated April 11, 2006 which announced the execution of the Securities Agreement and Note Agreement in addition to Providence’s acquisition of 12,832 acres of oil and gas leases in Val Verde County, Texas, attached as Exhibit 99. The press release is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.

This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.	Page No.	Description
10(i)	Attached	Securities Exchange Agreement dated April 10, 2006, between Healthbridge, Providence and the unit holders of Providence.
10(ii)	Attached	Note Exchange Agreement dated April 10, 2006, between Healthbridge and the holders of Convertible Promissory Notes issued by Providence.
99	Attached	Press release dated April 11, 2006, announcing the Securities Agreement and Note Agreement in addition to the completion of an acquisition by Providence of the Val Verde oil and gas leases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Healthbridge, Inc.                                                              Date

By: __/s/ Nora Coccaro                                                    April 12, 2006

Name: Nora Coccaro

Title: Chief Executive Officer